SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

     Pursuant to Section 13 or 15(b) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 18, 1995



                         STANSBURY HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


         Utah                        0-6034                  87-0281239
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)            Identification No.)


         11515 Amanda Drive, Studio City, CA               91604
       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code (818) 505-0884


               Fish Lake Valley, Via Tonopah, Nevada           89049
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER DEVELOPMENTS.

         Please see the attached press release.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Please see the attached press release.

                       STANSBURY ANNOUNCES THE HIRING OF
           ARTHUR ANDERSEN AS AUDITOR, ELECTION OF TWO NEW DIRECTORS



PHILADELPHIA, PA. September 19, 1995.

         Stansbury Holdings Corporation announced today that it has engaged Arthur Andersen & Company to perform an audit of its financial statements for the year ending June 30, 1995 and for prior periods as required and that it has elected both an experienced mining executive and a major shareholder as new directors.

         Stansbury is a development-stage mining company which is attempting to raise interim and permanent financing so as to commence the mining of vermiculite in Ravalli County, Montana. The Company's last annual report on Form 10-K and certified financial statements were filed in July, 1992 for the year ended June 30, 1991.

         A Shareholders Committee conducted a successful proxy contest in 1994 to elect a new Board of Directors. Since taking office on December 11, 1994, the new Board has raised approximately $200,000 in loans from existing shareholders. These funds were used to pay back taxes and debts of the Company, attorneys' fees and accounting fees and the salary of Mr. Michael LaFleur, a consultant for the company.

         Donald Sanford, president of Stansbury, stated that the engagement of Arthur Andersen was the essential first step in a multi-step process to reviving Stansbury and to convert it into an operating company. "A certified audit is required before we can file our annual report on Form 10-K and get our financial statements current," Sanford said. "It will enable Stansbury to seek permanent financing and a re-listing of our shares on NASDAQ."

         Mr. Sanford noted that, even with Arthur Andersen engaged, there are multiple obstacles still to be overcome before the audit can be completed. "We are having difficulties with former management," Sanford said. "In fact, they are threatening to sue us if we don't pay off some of their debts. Further, they have failed to turn over to us certain financial records for the previous four
(4) years causing unnecessary delay in our audit process."

         Mr. Sanford noted, however, that there has been progress in other areas:

               -    the Company's known trade debts have been paid;

               - the Company's corporation status, which former management had allowed to lapse, has been reinstated;

               - unpaid utility bills and tax bills have been satisfied so that the Company was able to reestablish its office in Victor, Montana;

               - the Company this month is doing routine maintenance work at the proposed mine site in Ravalli County as requested by the U.S. Forest Service;

               - the Company last month paid the annual assessment fees to the State of Montana's Bureau of Land Management to preserve its mining claims;

               - the Company has negotiated forbearance agreements with most of its previous lenders (except former management,) who have a second mortgage on the mineral claims);

               -    the  Company  is  seeking  forbearance  agreements  with two
                    creditors,   inherited  from  former  management,  who  have
                    judgments against the Company; and

               - the Company has an oral agreement with the Insurance Commissioner of the State of Utah, and liquidator of two insurance companies, to forbear on the first mortgage it holds on Stansbury's mineral claims, which is in default.

         As a pre-condition to Arthur Andersen's agreeing to accept the July 30, 1995 audit engagement, Stansbury had to pay approximately $20,000 in fees still owed for the 1991 audit, which former management had not paid. Now that this prior debt has been satisfied and the engagement letter signed, Arthur Andersen must still undertake its own due diligence and confirm its final acceptance of the engagement. The Company also paid a retainer for the 1995 audit. In the meantime, EAB Associates will not be rendering any accounting or other services to the Company in connection with Arthur Andersen's work or otherwise.

         Applicable U.S. Securities and Exchange Commission regulations require that Stansbury's annual report on Form 10-K, which must contain a certified audit, be filed by September 29, 1995. However, Mr. Sanford noted that, because of the delay in commencing the audit and the lack of cooperation by former management, it will be impossible to meet that deadline. Instead, the Company will be filing such interim financial and narrative information as it is able to gather, as is permitted by SEC Rule 12b-25, on September 29, 1995.

         At the September 18, 1995 Board meeting, Mr. Michael LaFleur and Dr. Howard Pomeranz were elected to Stansbury's Board. Mr. LaFleur was also elected to the position of Chief Executive Officer.

         Mr. LaFleur has over 20 years of experience in the mining industry. He was previously president of Gold Express Corporation and Solv-Ex Corporation, and was Chief Financial Officer of Cominco American, Inc. He is a CPA and former partner in Seidman & Seidman, with a degree from St. Mary's College of California. Mr. LaFleur has been a paid consultant to the Company since May, 1995.

         Dr. Pomeranz owns 341,500 shares of the Company's stock. Dr. Pomeranz is a dentist who had his own private practice for 32 years. A member of the Committee for New Management of Stansbury Holdings, he previously served as a director of the Company. Presently, Dr. Pomeranz is a Clinical Professor of Endodontics at the University of Medicine and Dentistry of New Jersey, New Jersey Dental School, a position he has held since 1969. In August 1995, he became a clinical Professor of Endodontics and Co-Director of Post-Graduate Endodontics at Columbia University School of Dental and Oral Surgery. Dr. Pomeranz received his doctorate from the University of Pennsylvania School of Dental Medicine, and a B.A. from Hamilton College.

         Mr. Clyde Boyer and Ms. Suzette Green have resigned from the Board. Accordingly, the current Board of Directors is as follows:

                      Mr. Donald Sanford

                      Mr. James Rosel

                      Dr. Martin Peskin

                      Mr. Michael LaFleur

                      Dr. Howard Pomeranz

                      Mr. Simon Grant-Rennick

         All directors and officers continue to serve without pay. Mr. LaFleur receives $5,000 a month, plus reimbursement of expenses, on an at-will basis.

                      For additional information, contact:

                      Mr. Donald Sanford
                      President
                      (818) 763-0460

                      James G. Wiles, Esquire
                      Counsel for the Company
                      (215) 854-6360

                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the Registrant has caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  STANSBURY HOLDINGS CORPORATION


                                                   /s/DAVID RACHER
                                                    ----------------------------
                                                      DAVID RACHER
                                                      Treasurer
                                                      (Chief Financial Officer
                                                      and duly authorized
                                                      corporate officer)


Dated:  September 25, 1995